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[COCA-COLA LOGO]



March 6, 1998                                          EXHIBIT 10.21


Ralph Rubio
President, CEO
Rubio's Restaurants, Inc.
5151 Shoreham Place
Suite 260
San Diego, CA 92122

          Re:  Coca-Cola USA Fountain Marketing Program

Dear Ralph:

This letter will confirm the agreement between Rubio's Restaurants, Inc. ("Rubio's") and Coca-Cola USA Fountain ("CCF") with regard to the availability and promotion of CCF's fountain beverages in restaurants owned or operated by Rubio's. When signed by both parties, this letter, with the Term Sheets (and Lease Agreement), will constitute a legally binding agreement (the "Marketing Agreement") between the parties for the duration of the Term defined in the selected Term Sheet, and will be terminable only as stated in the selected Term Sheet. Two individual and separate Term Sheets (Term Sheet "A" and Term
Sheet "B") are attached for consideration. Rubio's will have seven days from date of signature to render a decision in writing to CCF as to the selection of either Term Sheet "A" or Term Sheet "B".

This letter and its attachments are confidential and Rubio's may not disclose to any third party, without the prior consent of CCF, any information concerning the programs described in the Term sheet, except for disclosure to employees, attorneys, accountants, and consultants involved in assisting with the negotiation and closing of the contemplated transaction, or unless such disclosure is required by law. Rubio's shall obtain assurances from any party to whom disclosure is made that such party will keep confidential the information disclosed, except where disclosure is required by law.

If this letter and its attachments correctly state the agreement between CCF and Rubio's, please sign and date both copies and return one copy to me. In signing this agreement, you represent and warrant that you are authorized to enter into this agreement on behalf of Rubio's, and that Rubio's has the power and authority to receive the funding contemplated by the Marketing Agreement and to cause the outlets covered by the Marketing Agreement to perform the activities required to earn the funding.


Suite 100
6 Executive Circle
Irvine, CA 92714
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Rubio's Restaurants, Inc.
March 6, 1998
Page 2 of 2


Sincerely,

/s/ Jerry S. Wilson

Jerry S. Wilson
Vice President, Western Area
Coca-Cola USA

Agreed to this 10th day of March, 1998.

Rubio's Restaurants, Inc.

By:   /s/ James W. Stryker
   -------------------------------
         President, CFO

Attachments

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                                     TERM SHEET
                                        (B)
                              RUBIOS RESTAURANTS, INC.

                                   APRIL 1, 1998

SCOPE OF MARKETING AGREEMENT

The parties to the Marketing Agreement are Rubios Restaurants, Inc. "Rubios" d/b/a Rubios Baja Grill and Coca-Cola USA Fountain ("CCF"). The Marketing Agreement will apply to all outlets where Fountain Beverages are served that are owned or operated by Rubios or any of its subsidiaries including any outlets that are opened after the Marketing Agreement is signed. The Marketing Agreement will also apply to outlets acquired by Rubios, unless those outlets are already governed by an agreement with CCF and that agreement is assigned to Rubios as part of the acquisition. The Marketing Agreement will not apply to any outlets outside the fifty United States, and may not be assigned to a third party without CCF's approval, which would not be unreasonably withheld. All outlets to which the Marketing Agreement applies are referred to as "Covered Outlets".

TERM

The Marketing Agreement will go into effect as of the first day of the month in which it is signed and will continue for a period of *** or until Rubio's has purchased it's volume commitment of CCF's Fountain Syrups, whichever occurs last. When used in the Marketing Agreement the term "Year" means each consecutive twelve month period during the Term, beginning with the first day of the Term.

BEVERAGE AVAILABILITY

The term "Beverage" means all soft drinks and other non-alcoholic beverages, including waters, sports drinks, frozen beverages, juices, juice-containing drinks, punches, ades, bar mixers and iced teas, whether carbonated or non-carbonated, with the exception of coffee or tea brewed on the premises and dairy beverages. "Fountain Beverages" are those Beverages that are dispensed from post-mix, or frozen beverage dispensers, bubblers, or similar equipment. The term "Fountain Syrup" means the post-mix syrup used to prepare Fountain Beverages, but does not include other forms of concentrate, or Breakmate syrup or syrup for frozen beverages that is purchased from a full service supplier of frozen beverages to which CCF provides promotional funding.

Rubios will serve in each Covered Outlet a core brand set of Fountain Beverages that consists of Coca-Cola-Registered Trademark- classic, diet Coke-Registered Trademark- and Sprite-Registered Trademark-, and the remaining products will be jointly selected by Rubios and CCF. CCF's Fountain Beverages will be the only Fountain Beverages served in the Covered Outlets.

Rubios recognizes that the sale of competitive Beverages in bottles, cans or other packaging would diminish the product availability rights given to CCF, and therefore also agrees not to serve competitive Beverages in bottles or cans in the Covered Outlets.

VOLUME COMMITMENT

Rubios agrees to purchase  *** of CCF's Fountain Syrup during the Term.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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Projected annual volume is currently as follows:

      ***

      ***

      ***

MARKETING PROGRAM

The following marketing programs will be provided to assist Rubios in maximizing the sale of Fountain Beverages in the Covered Outlets:

CONVERSION FUND   CCF will provide funding of  ***  to offset costs
associated with the conversion to CCF brands. Funding is provided in return for Rubios commitment to serve CCF's Fountain Beverages in the Covered Outlets
throughout the Term, and   ***  .

MARKETING ALLOWANCES.  The amount of available funding is calculated at the rate
of  ***   for each gallon of CCF's Fountain Syrup Rubios purchases.  To qualify for funding Rubio's agrees to perform a minimum of *** of the following activities annually:

     Fully integrated (system wide) Co-op trademark cups, consistent in size with current trademark cups.

     Logo/brand identification on beverage portion of illuminated menuboards and table menus.

     Mutually agreeable  ***  .

Funding will be   ***  in years *** of the agreement and reconciled in
accordance actual volume purchases. Marketing allowances in the years *** will be paid *** .

INCIDENCE IMPROVEMENT FUNDS. Funding is earned at the rate of *** for each gallon of CCF's Fountain Syrups that Rubios Baja Grill purchases. To qualify for this fund Rubios agrees to perform a minimum of *** of the following activities annually:

     Trademark identified meal combination program.

     Trademark identified refill merchandising.

     Annual crew incentive programs.

     Mutually agreeable brand integration and activation initiatives.

     Trademark Co-op advertising that supports mutually agreeable initiatives.

Funding will be   ***  in years *** of the agreement and reconciled in
accordance actual volume purchases. Incidence improvement funds in years *** will be paid *** .

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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NESTEA-Registered Trademark- PROGRAM  CCF will make available Nestea-Registered
Trademark- Raspberry Tea for Rubio's testing and evaluation in certain mutually determined Covered Outlets. If Rubio's elects to test Nestea-Registered Trademark- Raspberry Tea in the Covered Outlets, CCF and Rubio's will agree what the test criteria and parameters will be. If the results of the test are successful according to the criteria that the parties have agreed to, Rubio's will introduce Nestea-Registered Trademark- Raspberry Tea in the Covered Outlets within (90) days after the test is complete.

FAIR SHARE

If Rubio's Baja Grill desires to use equipment provided by CCF to dispense one competitive fountain beverage, an additional fair share lease charge of *** per dispenser will be added. Equipment provided by CCF may not be used to dispense any competitive cola product, more than one competitive beverage, or any brand of Pepsico, Inc. Further, if service is provided to an outlet that serves a competitive fountain beverage an additional fair share service charge
of   ***  per outlet will be incurred.

EQUIPMENT PROGRAM

CCF will provide for Rubios use the Fountain Beverage dispensers, water filtration equipment, and the annual water filter cartridges necessary to enable Rubios to dispense a quality Fountain Beverage in the Covered Outlets. The cost of installation and configuration of ice combo dispensing units are also the financial responsibility of CCF. No dispensing equipment for frozen Beverages or ice makers will be provided.

The equipment is provided by CCF subject to the terms and conditions of CCF's standard lease agreement, but no lease payment will be charged. A copy of the standard lease agreement is attached and is a part of the Marketing Agreement, except as specifically changed by the Marketing Agreement.

SERVICE PROGRAM

CCF will provide free and reasonable service to Covered Outlets for mechanical repair needed for Fountain Beverage dispensing equipment. Service calls will be pro-actively managed across the Rubios system to ensure all regular mechanical repair reasonably needed for the fountain beverage dispensing equipment is provided at no charge. In addition to mechanical repair, parts [valued at no
more than   ***  ] will also be provided free of charge to restaurant managers upon request via the CCF toll free service network.

TERMINATION

Once the Marketing Agreement is signed by both parties, it may be terminated before the scheduled expiration date only in the following circumstances:

          Either party may terminate the Marketing Agreement if the other party fails to comply with a material term or condition of the Marketing Agreement and does not remedy the failure within ninety (90) days after receiving written notice (the "Cure Period"). Termination will be effective thirty (30) days after the end of the Cure Period.

          Either party may terminate the Marketing Agreement without cause after giving twelve months' prior written notice.

          CCF may terminate the Marketing Agreement if there is a transfer of a substantial portion of the stock or assets of Rubios that is not in the ordinary course of business. (An Initial Public Offering is considered normal course of business)

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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If the Marketing Agreement is terminated before its expiration date, Rubios must return any dispensing equipment owned by CCF. Additionally, unless the Marketing Agreement is terminated by CCF without cause, Rubio's will pay the following damages at the time of termination:

          All unearned funding. For purposes of this provision Conversion Funds will be deemed earned at the rate of *** per month.

          Interest on all advanced funding on a rate of   ***  per month,
          accrued from the date funds were paid or costs were incurred.

          The unamortized portion of the cost of installation (standard cost of installation is *** per unit), and the entire cost of refurbishing and removal (standard cost of removal and refurbishment is *** ) of all equipment owned by CCF that was installed less than five years before termination.

DISPUTE RESOLUTION

Should there be a dispute between CCF and Rubios arising out of the Marketing Agreement or the breach of the Marketing Agreement, the parties agree that they will make a good faith effort to settle the dispute in an amicable manner. If the parties are unable to settle the dispute through direct discussions, they will attempt to settle the dispute by mediation administered by the American Arbitration Association (the "AAA"), and if that procedure is unsuccessful, the dispute will be resolved by binding arbitration administered by AAA in accordance with its Commercial Arbitration Rules, arbitration will occur in California. A judgment on the award of the arbitrator(s) may be entered in any court that has jurisdiction.

PERMITTED EXCEPTIONS

If Rubio's enters into an agreement to open a restaurant or restaurants in venues or facilities e.g. (stadiums, colleges or airports) where the pouring rights have been pre-determined, Rubio's will make reasonable efforts to insure that Coca-Cola Fountain products are dispensed during the term of that agreement.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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